UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

___________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2020
___________________________________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
___________________________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_________________________________________________________

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

Solely as a precautionary measure to increase cash and maintain financial flexibility during the current uncertainty in global markets resulting from the COVID-19 pandemic, the Company has taken certain measures, described below, under its December 1, 2017 Credit and Guarantee Agreement, as amended (the “Credit Agreement”), the material terms of which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 1, 2017, which description is incorporated herein by reference.

On April 29, 2020, the Company entered into a Second Amendment (the “Second Amendment”) to the Credit Facility, under which the Company obtains relief from a certain maintenance covenant under the Credit Agreement that came into effect as a result of the fact that, on March 26, 2020, the Company borrowed the entire amount available to it ($30M) under the Revolver (the “Revolver”) of the Credit Facility, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2020.

As a result of this draw down of the Revolver, under the terms of the Credit Agreement prior to the Second Amendment, whenever the principal amount of loans outstanding on the last day of a fiscal quarter under the Revolver is in excess of $7.5 million, or 25% of the total amount of the Revolver, the Credit Agreement requires the Company to comply with a maximum first lien net leverage ratio of 5.25x bank EBITDA as of the end of such fiscal quarter.

Under the Second Amendment, however, the lenders under that Credit Agreement granted the Company relief from such maintenance covenant on the following terms and conditions:

(a) During the Covenant Waiver Period (i.e., Q2-Q4 2020), the maximum net leverage ratio will not apply or be tested so long as there is no prohibited Restricted Junior Payment;

(b) After the Covenant Waiver Period, in calculating the maximum net leverage ratio for test periods in 2021, which are based on a trailing twelve month calculation at each test date, the Earnings Before Interest Taxes and Depreciation (“EBIDTA”) as used in that calculation and as defined by the Agreement, for each quarter in 2020 to be included in such calculation, will be deemed to be the EBITDA of Q4 2019 (the “Deemed EBIDTA”) as long as either there is no prohibited Restricted Junior Payment or the Company’s Minimum Liquidity is at least $12 million after giving effect to any Restricted Junior Payments; and

(c) In lieu of the maximum net leverage ratio covenant, Minimum Liquidity will be tested on (i) the last business day of each month during the Covenant Waiver Period, and thereafter (ii) the last day of each of Q1-Q3 2021 but only if revolver utilization (less up to $2,500,000 of undrawn Letters of Credit)exceeds 25% of the then outstanding Revolving Credit Commitments in effect on such date.

The Company paid an amendment fee of $150,000.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the Second Amendment.

Section 2	Financial Information.

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2020, CryoLife, Inc. (“CryoLife” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2019. CryoLife hereby incorporates by reference herein the information set forth in its press release dated October 30, 2019, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

The information provided pursuant to this Item 2.02 is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of CryoLife’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press release.  Please refer to the last paragraph of the text portion of the press release for further discussion about forward-looking statements. For further information on risk factors, please refer to “Risk Factors” contained in CryoLife’s most recently filed Form 10-K and its subsequent filings with the Securities and Exchange Commission, as well as in the press release attached as Exhibit 99.1 hereto. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 5	Corporate Governance and Management.

Item 5.02	Compensatory Arrangements of Certain Officers.

On April 30, 2020, CryoLife, Inc. (the "Company") announced that, as part of its response to the ongoing global economic challenges and uncertainties attributable to the coronavirus (“COVID-19”) pandemic and the resulting impact on the broader macroeconomic environment and its business, the Company made the following changes to the compensation of all members of the Company’s senior management Operating Team and of each of the non-employee directors of the Company’s Board of Directors (the “Board”).

2020 Mandatory Base Salary Reduction

On April 24, 2020, the Board approved six-month a 25% base salary reduction for all members of the Company’s senior management Operating Team, including its CEO, J. Patrick Mackin, and all other current Named Executive Officers, D. Ashley Lee, Jean F. Holloway, John E. Davis, and Michael S. Simpson. This six-month base salary reduction period ends at the end of October 2020 (the “Salary Reduction Period”).

On April 24, 2020, the Board also approved the grant, to each member of the Operating Team of a cash bonus in the form of phantom shares of Company stock in a value equal to that Operating Team member’s base salary reduction. The Company will pay out all phantom shares in cash on or about April 27, 2021, the first anniversary of the grant date. The number of phantom shares granted, and the value to be paid out in cash on or about April 27, 2021, was, and will be, determined by reference to the Company’s closing stock price on April 27, 2020 and April 27, 2021, respectively. Each resulting cash payout to an Operating Team member will be subject to a minimum and maximum payout of 100% and 115%, respectively, of that individual’s mandatory base salary reduction. The grant is not subject to forfeiture in the event an Operating Team member separates from the Company for any reason on or after the commencement of the Salary Reduction Period; however, it is subject to pro ration should an Operating Team member cease employment with the Company during the Salary Reduction Period.

2020 Non-Executive Directors’ Cash Retainers

On April 24, 2020, the Board also approved the elimination, for a six-month period ending September 30, 2020, of all cash retainers for non-executive directors of the Board. The Board also approved an award of restricted stock to each non-employee director of the Board in an amount equal to that non-employee director’s forfeited cash retainers for the same six-month period. The Company anticipates making these grants on May 4, 2020 after the Company’s regulatory scheduled quarterly trading black out ends, and the awarded shares will vest one year from the date of grant. The grants are subject to the terms and conditions of the Company’s current Equity and Cash Incentive Plan.

Section 8	Other Events.

Item 8.01

2020 Non-Executive Directors’ Cash Retainers

The disclosure set forth above in Item 5.02 regarding changes to non-executive director compensation is incorporated by reference herein.

Section 9	Financial Statements and Exhibits.

Item 9.01(d)	Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1*	Press Release dated April 30, 2020

*This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2020

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer